EXHIBIT 3.6(a)

CERTIFICATE OF FORMATION

OF

WESTMARK REALTY ADVISORS L.L.C.

This Certificate of Formation of WESTMARK REALTY ADVISORS L.L.C., dated as of December 7, 1994, is being duly executed and filed by Stanton H. Zarrow, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Westmark Realty Advisors L.L.C.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19904.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19904.

FOURTH. The latest date on which the Company is to dissolve in 50 years from the date this Certificate of Formation is filed with the Office of the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Stanton H. Zarrow
Name:	Stanton H. Zarrow
Authorized Person

CERTIFICATE OF MERGER

This Certificate Of Merger is hereby executed as of December 27, 1994 and filed by WESTMARK REALTY ADVISORS L.L.C., a Delaware limited liability company (the “Surviving Company”), under Section 18-209(c) of the Delaware Limited Liability Company Act (6 Del.C. § 18-101 et seq.), in order to merge WESTMARK REALTY ADVISORS, a California general partnership (the “Merged Company”), into the Surviving Company.

1. The name of the company which is to merge is “Westmark Realty Advisors”, which is a general partnership duly organized and existing under the laws of the State of California.

2. An Agreement of Merger has been duly approved, adopted and executed by the Merged Company in accordance with the provisions of Section 15046(d) of the California Corporations Code and by the Surviving Company in accordance with Section 18-209(b) of the Delaware Limited Liability Act.

3. The name of the surviving Delaware limited liability company is “Westmark Realty Advisors L.L.C.”

4. The merger shall be effective on January 1, 1995.

5. The Agreement of Merger is on file at the principal place of business of the Surviving Company, which is located at 865 South Figueroa Street, Los Angeles, California 90017.

6. A copy of the Agreement of Merger will be furnished by the Surviving Company, on request and without cost, to any member of the Surviving Company or any person or entity holding an interest in the Merged Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the date first above written.

WESTMARK REALTY ADVISORS L.L.C., a Delaware limited liability company

By:	Stanton H. Zarrow, Inc.
	Its:	Manager

	By:	/s/ Stanton H. Zarrow
Stanton H. Zarrow
		Its:	President

Certificate of Amendment to Certificate of Formation

of

WESTMARK REALTY ADVISORS L.L.C.

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is WESTMARK REALTY ADVISORS L.L.C.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article[s] 2 thereof and by substituting in lieu of said Articles[s] the following new Article[s]:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.”

Executed on December 18, 1997.

/s/ Trude A. Tsujimoto
Authorized Person
Trude A. Tsujimoto
Assistant Secretary

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

WESTMARK REALTY ADVISORS L.L.C.

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Westmark Realty Advisors L.L.C.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First the following new Article First:

“The name of the limited liability company formed hereby is CB Richard Ellis Investors, L.L.C.”

Executed as of MAY 20, 1998

/s/ Herbert L. Roth
Herbert L. Roth, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CB RICHARD ELLIS INVESTORS, L.L.C.

1. The name of the limited liability company is CB Richard Ellis Investors, L.L.C.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CB Richard Ellis Investors, L.L.C. this 7th day of December, 1999

/s/ Walter V. Stafford
Walter V. Stafford, Member